Exhibit 99.1

AITX's RAD and Immix Deepen Partnership with Feature-Rich Technology
Integration to Boost Operator Efficiency and Accelerate AI Adoption

Detroit, Michigan, September 30, 2025 -- Immix®, the global provider of commercial central station and remote SOC software, and Robotic Assistance Devices, Inc. (RAD), a wholly owned subsidiary of Artificial Intelligence Technology Solutions Inc. (OTCID:AITX), an innovator in AI-driven security technology, today announced their intent to develop a feature-rich integration between RAD's security devices and the Immix platform.

AITX

Artificial Intelligence Technology Solutions Inc.

RAD

an AITX company

ROBOTIC ASSISTANCE DEVICES

+

immix®

THE RELATIONSHIP DEEPENS

This enhanced integration introduces advanced device-level functionality and establishes the foundation for RAD's SARA™ (Speaking Autonomous Responsive Agent) automation, directly responding to increasing demand from customers seeking more control and real-time insights. By enabling live video access, interactive audio capabilities, device configuration tools, and other operator-centric features, the collaboration provides immediate value while laying the groundwork for future automation. At the same time, it reflects a strategic alignment between the two organizations, solidifying their shared vision to deliver a uniquely advanced monitoring solution to the market.

"Our work with Immix is essential to how our devices provide maximum value to our shared client base," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "This expanded integration is not just about connecting two platforms; it's about leveraging our combined strengths to deliver on the market's demand for additional data, control, and functionality. We see immense potential in this collaboration to deliver tangible operational improvements for our users today and redefine the future of remote monitoring."

Chris Brown, CEO of Immix commented, "Immix is dedicated to providing our customers with the most capable and efficient platform to manage their security operations. Integrating a robust feature set from RAD's leading devices - including ROSA™, RIO™, AVA™, and potentially ROAMEO™ - puts us in a position to offer a significant step forward in the effectiveness of an operator, providing them with the immediate context and the tools necessary for a quick and well-informed response. This initiative is a clear expression of our strategic synergy with RAD."

Delivering Context and Control for Critical Response
The goal of this development is to develop an integration that brings a comprehensive suite of advanced features and provides additional tools and helpful data directly to the operator, including:

● Real-time Situational Awareness: Enabling access to live video streams and actionable alarms with the relevant footage or clip of what triggered the alarm, ensuring operators have the necessary context for accurate and efficient threat assessment.

● Active Deterrence and Control: Integrating more interactive functionality such as one-way or even two-way audio, relay control, and PTZ control allows for the operator to take deterrent measures or interact with individuals on the site during events, increasing the value and impact that the remote monitoring services may have. For example, this could allow operators to perform live call-downs or warnings, trigger sirens or strobes, or activate pre-configured LED display messages or pre-recorded audio messages.

● Operational Efficiency: Support for retrieving device configuration through Immix's Get Config feature, and other potential functionality such as playback of recorded video footage or Immix's Ecare feature, which serves as a health check to assure the device is online, increase the efficiency of the onboarding process for new sites, as well as forensic search that might be helpful during an event.

Paving the Way for Agentic AI Automation
This deeper feature-rich, device-level integration is strategically important. By establishing this technical foundation and allowing for a richer exchange of data, both RAD and Immix are actively preparing the infrastructure to facilitate future joint solutions, centered around even more advanced automation and AI. This includes supporting the full potential of RAD's SARA solution, which automates incident management and operator dispatch, streamlining workflows and further reducing operational costs.

Both RAD and Immix are actively engaged in the technical development process and are excited about the potential of this deepened collaboration to bring this enhanced integration to market, delivering immediate value to both existing and new customers while driving the security industry towards the future of Agentic AI.

About Immix
Immix® is the global provider of software that improves the ability of commercial central stations and monitoring centers to manage and respond to security events as well as deliver a variety of video-centric managed services to customers. The software is deployed successfully across a wide array of environments servicing commercial, residential, and enterprise markets. Immix supports the largest third-party product integration library in the industry, enabling ease of deployment and system administration for a broad spectrum of organizations across the globe. Immix® is UL Certified in the USA and BS8418 compliant in Europe. For more information, visit www.immixprotect.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope ($KSCP). Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/